UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2005

HANDY HARDWARE WHOLESALE, INC.

(Exact name of Registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

0-15708		74-1381875
(Commission File Number)		(I.R.S. Employer Identification No.)

8300 Tewantin Drive Houston, Texas		77061
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:	(713) 644-1495

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	N/A

(b)        On January 11, 2006, Handy Hardware Wholesale, Inc. (“Handy”) received a resignation letter from Doug Ashy, Jr., as a director of Handy. Mr. Ashy’s resignation is the result of his reducing outside activities and commitments in order to focus his attention on his hardware store. Mr. Ashy’s resignation was not the result of any disagreement between Mr. Ashy and Handy.

On November 21, 2005, Handy received a resignation letter from Susie Bracht-Black, as a director of Handy. Ms. Bracht-Black’s resignation is the result of her selling her hardware store and no longer being a Member-Dealer of Handy. Ms. Bracht-Black’s resignation was not the result of any disagreement between Ms. Bracht-Black and Handy.

(c)	N/A

(d)        On January 30, 2006, Isaac Epstein accepted the appointment as a director of Handy. Mr. Epstein fills a vacancy on Handy’s Board of Directors and his term will expire at the 2008 annual meeting of shareholders. Handy has not determined at the time of this filing if Mr. Epstein will be a member of any Board committees. Handy intends to fill the remaining Board vacancy that expires in 2007 prior to the annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Handy Hardware Wholesale, Inc.

(Registrant)

Date: February 2, 2006	By:	/s/ Tina S. Kirbie
Tina S. Kirbie
Executive Vice President & Chief
Financial Officer